Exhibit 99.1

Investor Contact:	Media Contact:
Arthur Shannon	Lainie Keller
arthur.shannon@bauschhealth.com	lainie.keller@bauschhealth.com
(514) 856-3855	(908) 927-1198
(877) 281-6642 (toll free)

BAUSCH HEALTH COMPANIES INC. PROVIDES PRELIMINARY UPDATE ON THIRD-QUARTER 2020 FINANCIAL RESULTS AND BUSINESS RECOVERY

Full Financial Results for the Third Quarter of 2020 Will Be Released on Nov. 3, 2020

LAVAL, Quebec, Oct. 8, 2020 – Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health” or the “Company”) today provided a preliminary update on its third-quarter 2020 financial results and the pace of its business recovery from the COVID-19 pandemic.

Bausch Health expects third-quarter 2020 revenue to be greater than $2.1 billion, which would be a sequential increase of approximately 28% compared to the second quarter of 2020. Reported revenue in the second quarter of 2020 declined 23% compared to the second quarter of 2019, and the Company expects third-quarter 2020 reported revenue to decline approximately 3% compared to the third quarter of 2019.

Additionally, based on the pace of recovery of its various businesses observed in the third quarter of 2020 and assuming its businesses continue to rebound from the impact of the COVID-19 pandemic, Bausch Health currently expects its full-year 2020 revenue and Adjusted EBITDA (non-GAAP) to be around the midpoint of its current guidance ranges of $7.80 – $8.00 billion for revenue and $3.15 - $3.30 billion for 2020 Adjusted EBITDA (non-GAAP).

Other than with respect to GAAP Revenues, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP) to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. In periods where significant acquisitions or divestitures are not expected, the Company believes it might have a basis for forecasting the GAAP equivalent for certain costs, such as amortization, which would otherwise be treated as non-GAAP to calculate projected GAAP net income (loss). However, because other deductions (such as restructuring, gain or loss on extinguishment of debt and litigation and other matters) used to calculate projected net income (loss) vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP). The financial results estimates proposed above within the full-year guidance ranges reflect our assumptions due to the recovery of the Company’s business from the actual impacts of the COVID-19 pandemic in the third quarter. These impacts have affected the Company’s assumptions regarding base performance and growth rates. These statements represent forward-looking information and may represent a financial outlook, and actual results may vary. Please see the risks and assumptions referred to in the Forward-looking Statements section of this news release.

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The Company will release its full financial results for the third quarter of 2020 on Tuesday, Nov. 3, 2020. Bausch Health will host a conference call and live web cast at 8:00 a.m. ET to discuss the results and provide a business update. All materials will be made available on the Investor Relations section of the Bausch Health website prior to the start of the call.

Conference Call Details

Date:	Tuesday, Nov. 3, 2020
Time:	8:00 a.m. ET
Webcast:	http://ir.bauschhealth.com/events-and-presentations
Participant Event Dial-in:	+1 (888) 317-6003 (United States)
+1 (412) 317-6061 (International)
+1 (866) 284-3684 (Canada)
Participant Passcode:	5548453
Replay Dial-in:	+1 (877) 344-7529 (United States)
+1 (412) 317-0088 (International)
+1 (855) 669-9658 (Canada)
Replay Passcode:	10148292 (replay available until Nov. 10, 2020)

About Bausch Health
Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health. More information can be found at www.bauschhealth.com.

Forward-looking Statements
This news release contains forward-looking information and statements, within the meaning of applicable securities laws (collectively, “forward-looking statements”), including, but not limited to, Bausch Health’s future prospects and performance, including the Company’s 2020 full-year guidance. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions, and phrases or statements that certain actions, events or results may, could, should or will be achieved, received or taken, or will occur or result, and similar such expressions also identify forward-looking information. These forward-looking statements, including the Company’s full-year guidance, are based upon the current expectations and beliefs of management and are provided for the purpose of providing additional information about such expectations and beliefs, and readers are cautioned that these statements may not be appropriate for other purposes. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in the Company’s most recent annual and quarterly reports and detailed from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. They also include, but are not limited to, risks and uncertainties caused by or relating to the evolving COVID-19 pandemic, and the fear of that pandemic and its potential effects, the severity, duration and future impact of which are highly uncertain and cannot be predicted, and which may have a material adverse impact on the Company, including but

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not limited to its supply chain, third-party suppliers, project development timelines, employee base, liquidity, stock price, financial condition and costs (which may increase) and revenue and margins (both of which may decrease). In addition, certain material factors and assumptions have been applied in making these forward-looking statements, including, without limitation, assumptions regarding our 2020 full-year guidance with respect to expectations regarding base performance and management’s belief regarding the impact of the COVID-19 pandemic and associated responses on such base performance and the operations and financial results of the Company generally, expected currency impact, the expected timing and impact of loss of exclusivity for certain of our products, expectations regarding gross margin, adjusted SG&A expense (non-GAAP) and the Company’s ability to continue to manage such expense in the manner anticipated and the anticipated timing and extent of the Company’s R&D expense; and the assumption that the risks and uncertainties outlined above will not cause actual results or events to differ materially from those described in these forward-looking statements. Management has also made certain assumptions in assessing the anticipated impacts of the COVID-19 pandemic on the Company and its results of operations and financial conditions, including: a potential resurgence of the virus in the fourth quarter of 2020 would not produce severe social restrictions put in place by governmental authorities (e.g., shelter at home, closure of non-essential businesses, deferral of elective medical procedures, etc.); global economies will recover as COVID-19 runs its course and social restrictions are eased; largest impact to the Company’s businesses seen in the second quarter of 2020 although we experienced additional declines in our third quarter of 2020 and expect additional COVID-19 pandemic related declines in the year-over-year revenues in the remainder of 2020 in many of our businesses and geographies; anticipate that our affected businesses could possibly return to pre-pandemic levels as early as late 2020 or in 2021, but recovery expected at different rates in different geographic regions, and, in particular, recovery in Asia and Europe being slower than originally anticipated; some of the Company’s business units (Global Surgical, Ortho Dermatologics and Dentistry) are expected to lag in the recovery, some possibly beyond 2021; and assumes no major interruptions in the Company’s supply chain and distribution channels. If any of these assumptions regarding the impacts of the COVID-19 pandemic are incorrect, our actual results could differ materially from those described in these forward-looking statements.

Additional information regarding certain of these material factors and assumptions may also be found in the Company’s filings described above. The Company believes that the material factors and assumptions reflected in these forward-looking statements are reasonable in the circumstances, but readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch Health undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

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